EXHIBIT 10.4


                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 25th day of June 1993, between THE TOWERS, having an office at 111 Great Neck Road, Great Neck, New York, party of the first part, hereinafter referred to as OWNER, and/or Landlord GKN Securities Corp., 61 Broadway, New York, NY 10006 party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner those premises known as the Main Floor, West Wing in the building known as THE TOWERS, 111 Great Neck Road in the Village of Great Neck Plaza, for the term of 5 years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of October nineteen hundred and ninety three, and to end on the thirtieth day of September nineteen hundred and ninety eight both dates inclusive, at an annual rental rate of 5216 sq. ft. $126,488.00 annually; $10,540.66 monthly; rent is $22.00/sq.ft.+$2.25/sq. ft for electric, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place or at such agent and at such place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first _______ monthly installment(s) on the execution hereof (unless the lease be a renewal).

     In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy: 2. Tenant shall use and occupy demised premises for general business use, including brokerage business and investment banking (but not discount brokerage business) and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent which consent will not be unreasonably withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements, which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within sixty days after notice, at Tenant's expense, filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense. Tenant shall not be obligated to remove alterations consented to by Landlord.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises including and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise our or any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Landlord is responsible for the maintenance and repair of the building and all building systems and for all [illegible] Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt within Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant's use or manner of use thereof, or, with respect to the building if arising out of Tenant's

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use or manner or use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violate any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties, and expenses, including but not limited to, reasonably attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, consent and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity as so not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgement, to adsorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request. Landlord represents that it is the fee owner of said real property.

Property - Loss, Damage, Reimbursement, Indemnity: 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents shall not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work.

If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any such events, Owner may elect to terminate this lease by written notice to Tenant, given within 30 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing; each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors, insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver or subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Notwithstanding anything contained herein to the contrary, if the premises have not been repaired within five (5) months of the date of the casualty; Tenant may terminate this Lease.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant may make its own claim for its improvements.

Assignment, Mortgage, Etc. 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but not such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: See Rider Annexed.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times on reasonable notice, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Landlord shall not interfere with or interrupt the operation of Tenant's business. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last three months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of the Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligation hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

     (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for the payments of rent or additional rent; or if the demised premises becomes vacant or deserted; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or then, in any one or more of such events, upon Owner serving a written ten days notice upon Tenant specifying the nature of said default and upon the expiration of said ten days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten day period, and if Tenant shall not have diligently commenced during such default within such ten day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five days this lease and the term thereunder shall end and expires as fully and completely as if the expiration of such five day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

     (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise,
(a) the rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose or re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, be reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within fifteen days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location or public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 233-a of the New York Real Property Law. Landlord represents the demised premises are vacant.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.
The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided.
No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises;
and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or ____ counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform: 27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected by war or other emergency.

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners. 29. Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 12 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 12 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part of such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 12:00 p.m. and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's Contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. Rider to be added in respect to rates and conditions for such additional service. (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually-operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" are used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable
Operating Engineers contract with respect to HVAC service.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $21,081.32 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent. The security deposit shall be kept in a separate account and not co-mingled with Landlord's general funds. Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default. Landlord shall furnish similar statements to Tenant upon request.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:                  THE TOWERS                      (CORP. SEAL)
                                    -------------------------------------------


                                     [ILLEGIBLE]                          [L.S.]
- ------------------------            -------------------------------------------


Witness for Tenant:                  GKN SECURITIES CORP.           (CORP. SEAL)
                                    -------------------------------------------


                                     [ILLEGIBLE]                          [L.S.]
- ------------------------            -------------------------------------------

                                ACKNOWLEDGMENTS

CORPORATE OWNER
STATE OF NEW YORK,       ss.:
County of

     On this ____ day of _____________________, 19__, before me personally came _______________________________________ to me known, who bring by me duly sworn, did depose and say that he resides

in

that he is the ___________________ of ____________________

the corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; that the seal of affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                         ---------------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK        ss.:
County of

     On this ____ day of _____________________, 19__, before me personally came _______________________________________ to me known and known to me to be the individual ______________________ described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that ______________________________ he executed the same.

                                         ---------------------------------------


CORPORATE TENANT
STATE OF NEW YORK,       ss.:
County of

     On this ____ day of _____________________, 19__, before me personally came _______________________________________ to me known, who bring by me duly sworn, did depose and say that he resides

in

that he is the ___________________ of ____________________

the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal of affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                         ---------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK        ss.:
County of

     On this ____ day of _____________________, 19__, before me personally came _______________________________________ to me known and known to me to be the individual ______________________ described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that ______________________________ he executed the same.

                                         ---------------------------------------

                                    GUARANTY


     FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof of, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guaranty that Owner and the undersigned shall and do hereby waive trial by jury.

     Dated New York City __________________________________________________ 19__

WITNESS:

- --------------------------------------------------------------------------------

STATE OF NEW YORK,  )  ss.:
     County of      )

     On this __________ day of __________________, 19__ before me personally came _________________________________, to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                               ---------------------------------
                                                            Notary

__________________________________________________________________________[L.S.]

Residence ______________________________________________________________________

Business Address________________________________________________________________

Firm Name_______________________________________________________________________

         Address

         Premises
================================================================================


                                       TO

================================================================================
                                STANDARD FORM OF

     (SEAL)                           OFFICE                              (SEAL)
                                      LEASE

                     The Real Estate Board of New York, Inc.
                    (C) Copyright 1993. All rights Reserved.
                  Reproduction in whole or in part prohibited.
================================================================================

Dated                                                                      19

Rent Per Year


Rent Per Month

Term
From
To

Drawn by_____________________________________________________________________

Checked by___________________________________________________________________

Entered by___________________________________________________________________

Approved by__________________________________________________________________

================================================================================

                       RIDER TO LEASE DATED JUNE 25, 1993
                       BETWEEN THE TOWERS, as OWNER, AND
                        GKN SECURITIES CORP., AS TENANT

                                   ARTICLE 37
                           APPLICATION OF THIS RIDER

     A. Rider Provisions Paramount. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

     B. Additional Definitions. For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

          (1) The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in the granting clause appearing at the beginning of this Lease.

          (2) The term "additional rent" shall mean all sums of money, other than fixed rent, as shall become due and payable form Tenant to Owner hereunder, and Owner shall have the same remedies therefor as for a default in payment of fixed rent.

          (3) The term "rents" shall mean fixed rent and additional rent hereunder.

          (4) The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this Lease, or to be determined pursuant to the provisions of this Lease, respectively, as the beginning and the end of the term for which the Demised Premises are hereby leased.

          (5) Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

          (6) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as Owners of the Tenant's estate and interest granted by this Lease, and also, if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

          (8) All references in this Lease to numbered Articles and lettered Exhibits are references to Articles of this Lease and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

          (9) The term "Land" shall mean that certain parcel of land located at 111 Great Neck Road, Great Neck, County of Nassau, State of New York, and the term "Building" shall mean the office building erected or to be erected on the Land by Owner.

     C. Modifications of Certain Preceding Printed Articles.

     (1) Supplementing the provisions of Articles 2 & 15 and notwithstanding any provision of this Lease to the contrary: Tenant shall not use the Demised Premises or any part thereof for any unlawful business, use or purpose nor any business, use or purpose deemed disreputable or extra-hazardous nor for any purpose in any manner which is in violation of any present or future governmental laws, rules or regulations or which is inconsistent with the purposes or functions of a first-class office building. Tenant shall not use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building. Tenant shall not use or occupy the Demised Premises or do or permit anything to be done thereon in any manner which shall make it impossible for Owner to carry any insurance required by this Lease or any prior Lease or which will invalidate or increase the cost of such insurance to Owner, or which will cause structural injury to the Building, or which would constitute a public or private nuisance, or which will violate any present or future ordinary or extraordinary, foreseen or unforeseen, laws, regulations, ordinances or requirements of the Federal, State or local governments, or of any department, subdivision, bureaus, or offices thereof, or any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction over Owner, and/or the Demised Premises. Landlord represents that the Certificate of Occupancy for the Building permits the use set forth in Article 2 hereof,

     (2) Supplementing Article 3:

          (a) Tenant, at its expense, shall cause any permitted alterations, decorations, installations, additions, or improvements in or about the Demised Premises referred to in
     Article 3 (herein called "Tenant's Changes"), to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction, and in such manner as not to interfere with, delay, or impose any additional expenses upon Owner in the construction , maintenance or operation of the Building. Tenant at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction.

          (b) Owner may require submission to it of plans and specifications for any proposed Tenant's Change and in granting its consent to any Tenant's Change may impose such (in addition to those expressly provided in this Lease) as to guaranty of completion and payment and of restoration and otherwise as Owner may reasonably consider desirable. In no event shall Owner be required to consent to any Tenant's Change which would physically affect any part of the Building outside of the Demised Premises or would adversly affect the proper functioning of any of the mechanical, sanitary or other service systems of the Building.

          (c) Notwithstanding the provisions of Article 3: Tenant shall not be required to restore the Demised Premises to their condition prior to the making of any Tenant's Change except if and to the extent that such restoration is made an express condition of Owner's consent to such Tenant's Change; and all counters, screens, grilles, railing, movable partitions, lighting fixtures, special cabinet work, machines and equipment which are installed in the Demised Premises by or for the account of Tenant, without expense to Owner, and can be removed without permanent structural damage to or defacement of the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Demised Premises (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during the term of this Lease. However, if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Building resulting from such removal. Any fixtures, equipment or other property for which Owner shall have granted any allowance to Tenant as a credit or substitution in kind shall not be deemed to have been installed by or for the account of Tenant, without expense to Owner, and shall not be considered Tenant's Property. Any items of Tenant's Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after Tenant surrenders the Demised Premises may, at the option of Owner, be deemed to have been abandoned as its property or may be disposed of, without accountability, in such manner as Owner may see fit. Landlord hereby consents to the Tenant's Changes planned by Tenant in connection with its occupancy of the Demised Premises. Landlord agrees that Landlord's consent shall not be required for non-structural alterations to be made by Tenant.

     (3) Supplementing Article 4:

     Tenant shall make all non-structural repairs to the Demised Premises and the fixtures and appurtenances therein as may be required by reason of the making of Tenant's Changes in the Demised Premises by Tenant, the existence thereof, or the use or operation of Tenant's Property in the Demised Premises. Except if required by the neglect or other fault of Owner, Tenant at its expense, shall replace all broken doors or other glass in the Demised Premises and shall be responsible for all maintenance and repair of lighting fixtures and wall and floor coverings in the Demised Premises.

     (4) Supplementing Article 9:

     Owner may obtain rent insurance against loss of rent due to the occurrence of fire or other casualty described in Article 9 (a) for the full rental value of the Demised Premises and the Building in an amount sufficient to prevent Owner from becoming a co-insurer under such rental value policy, or, in any event, in an amount not less than the aggregate amount of fixed rent and, at Owner's sole option, the aggregate amount of additional rent or any portion thereof herein provided to be paid by Tenant and all other Tenants of the Land and Building.

     Tenant will reimburse to Owner its pro rata share of the cost of the insurance premium for said policy or policies no later than five (5) days subsequent to receipt of written notice from Owner of the charge for the insurance premium for the aforesaid policy or policies. Such change shall be deemed additional rent under this Lease. Notwithstanding anything contained herein to the contrary, in no event shall the charge to Tenant exceed $100 per year.

     (5) Supplementing Article 29:

          (a) Owner shall have free and unrestricted access to all HVAC equipment located in or access to all HVAC equipment located in or accessible through the Demised Premises.

          (b) The Building's HVAC system shall be capable of providing and maintaining heat and air-conditioning within the Demised Premises the following design criteria:

                  Inside Condition          Outside Condition*
                  --------------------      --------------------
Heating Season    68(Degree)F dry bulb      10(Degree)F dry bulb
Cooling Season    75(Degree)F dry bulb      91(Degree)F dry bulb

*with 15 m.p.h. wind velocity

     Temperature Standards as outlined above are subject to those revisions mandated by Federal, State, or Local ordinances.

          (c) In keeping the Demised Premises clean, Owner shall provide cleaning services (including window cleaning) equal in scope, character and standards to cleaning services than generally provided by Owners to office Tenants of comparable first-class office buildings in Nassau County. Such cleaning services in accordance with such standards currently in effect are described in Exhibit "C". Tenant agrees that it shall not without Owner's prior written consent permit any person, firm or corporation to perform any cleaning, maintenance, or related services in the Demised Premises other than the person, firm or corporation authorized by the Owner to perform such services in the Building containing the Demised Premises.

          (6) If Tenant shall fail to pay any installment of fixed rent or any amount of additional rent for more than ten (10) days after ten notice, Tenant shall pay Owner a late charge of two (2) cents for each dollar of the amount of such fixed rent or additional rent as shall not have been paid to Owner within five (5) days after becoming due and payable. Such late charge shall be without prejudice to any of Owner's rights and remedies hereunder or at law for non-payment or late payment of rent and shall be in addition thereto.

          (7) In every case in which Tenant is required, by the terms of this Lease, to pay the Owner a sum of money and payment is not made within ten
     (10) days written notice after written notice such sum of money shall become due, unless expressly otherwise provided in this Lease, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at the highest rate of interest than required to be paid on judgments for sums of money recovered in actions in the Supreme Court of the State of New York (the "legal rate"). Any late charges paid pursuant to subparagraph (6) above shall be setoff against interest accrued hereunder for the same late payment but not in excess of the amount of such accrued interest.

          (8) Supplementing article 22 if the premises are not surrendered at the end of the Term, Tenant shall indemnify Owner against loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay, and Tenant shall pay to the Owner for use and occupancy of the Premises an amount equal to the last Basic Annual Rent specified herein plus all Additional Rent reserved herein for the period during which Tenant so remains in possession.

                                   ARTICLE 38

                                  ELECTRICITY

     A. Subject to the provisions of subparagraph E below, Owner shall furnish the electric energy that Tenant shall reasonably require for ordinary office use in the Demised Premises on a "rent inclusion" basis. That is, the fixed rent set forth at the beginning of this Lease includes as a part thereof a sum attributable solely to electric energy. There shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Owner's services which are covered by the fixed rent reserved hereunder. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Owner. Tenant shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant's expense, or shall pay Owner's reasonable charges therefor on demand.

     B. Tenant covenants and agrees that at no time shall its use of electric energy in the Demised Premises exceed a connected load of four (4) watts per square foot. In order to insure that such capacity is not exceeded and to avoid possible adverse effect upon the Building's electric service, Tenant shall not, without Owner's prior written consent in each instance (which shall not be unreasonably withheld or delayed), connect any additional fixtures, appliances or equipment (other than lamps, typewriters and other usual small business office machines having electric current requirements similar to electric typewriters to the Building electric distribution system of the Demised Premises. Should Owner grant such consent, all additional risers or other conductors or equipment required therefor shall be provided by Owner and the cost thereof shall be paid by Tenant upon Owner's demand. As a condition to granting such consent, Owner may require Tenant to agree to an increase in the fixed rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Owner, that is, the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, conductors or other equipment. If Owner and Tenant cannot agree thereon with 10 days after such consent is granted, such amount shall be determined by a reputable, independent electrical engineer or consultant to be selected by Owner and Tenant and paid equally by both parties. When the amount of such increase is so determined, the parties shall execute an agreement supplementary hereto to reflect such increase in the amount of fixed rent stated in this Lease and in the amount set forth in Part E of this Article, effective from the date such additional service is made available to Tenant; but such increase shall be effective from such date even if such supplementary agreement is not executed. Notwithstanding anything contained herein to the contrary, Landlord consents to the installation and use of Tenant's standard business machinery, including, without limitation, computers, word processing equipment, quotrons, photocopying machines, etc. Landlord represents to Tenant that the electric energy serving the demised premises is sufficient to operate Tenant's machinery and equipment.

     C. If at any time or times after the date of this Lease the rates at which Owner purchases electricity from the public utility serving the Building shall be increased (including, but not limited to, increase by reason of fuel adjustment), or any charges or taxes shall be imposed upon Owner in connection therewith or shall be increased, the fixed rent reserved hereunder shall be increased in an annual cost to Owner of furnishing electricity to Tenant under the provisions of this Article. Tenant shall pay the increase to Owner within ten (10) days after written demand therefor by Owner. At Owner's option, such amount may be determined by an independent electrical engineer or consultant selected by Owner and Tenant and paid equally by both parties, whose determination shall be conclusive. The parties shall execute an agreement supplementary to this Lease, to reflect such increase in the amount of fixed rent reserved under this Lease and in the amount stated in Part E below from the date of the above-mentioned demand; but such adjustments shall be effective from the effective date of the change in rates or imposition of or change in charges or taxes, as the case may be, whether or not such supplementary agreement is executed.

     D. At any time or times after the date of this Lease, Owner may cause a survey and inspection of the Demised Premises and Tenant's equipment and installations therein, to make a determination of the value of the electrical service furnished to the Tenant. If such inspection and survey shows that the fixed rent than reserved hereunder does not fairly reflect the cost of electrical service to the Tenant, such fixed rent shall be increased/decreased by an amount reflecting the cost of such service to the Tenant. Any such survey and inspection shall be made by an independent electrical engineer or consultant to be selected by Owner and Tenant and paid equally by both parties, who shall determine the amount of such increase. Following such determination Owner and Tenant shall execute an agreement supplementary to this Lease to reflect such increase in the amount of the fixed rent than reserved under this Lease and in the amount set forth in Part E below effective from the date of such inspection and survey; but such adjustments shall be effective from such date whether or not such a supplementary agreement is executed. All valuations of the electrical service to the Demised Premises to be made pursuant to this Article shall be based upon the current public utility rates applicable to Owner for purchase of the electricity then to be used in the Demised Premises without regard to the electricity to be used in the rest of the Building.

     E. Owner reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises on not less than 60 days' notice to Tenant or upon such shorter notice as may be required by the public utility serving the Building. If Owner exercises such right to discontinue, or is compelled to discontinue, furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and the fixed rent payable under this Lease shall be reduced by the amount then included for the cost of electricity pursuant to this article. If Owner so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the public utility serving the Building. Such electricity may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity of substantially the same quantity, quality and character, directly from such public utility shall be installed by Owner, at Owner's expense, if Owner shall have discontinued furnishing electricity to Tenant voluntarily or shall have been compelled to do so by reason of any act or omission of Owner in violation of any law or any rule or regulation of the public utility; or at Tenant's expense, if Owner shall have been compelled to discontinue furnishing electricity to Tenant by reason of any act or omission of Tenant in violation of any law or any rule or regulation of the public utility; or at the equal expense of Owner and Tenant, if such discontinuance shall have been by compulsion of law or of any rule or regulation of the public utility and not by reason of any act or omission of Owner or Tenant in violation of any law or any rule or regulation of the utility. Landlord cannot discontinue furnishing electricity until Tenant has obtained electricity directly from the public utility serving the Building.

                                   ARTICLE 39

                   NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

     In connection with the procurement, continuation or renewal of any financing for which the Land and/or the Building or the interest of the lessee therein under a superior Lease represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold its consent thereto provided that such modifications do not increase the obligations of Tenant under this Lease or affect or decrease any rights of Tenant under this Lease. Any change which increases the rents of costs payable by Tenant shall be deemed to materially affect Tenant's rights under this Lease.

                                   ARTICLE 40

                        ESTOPPEL CERTIFICATE, MEMORANDUM

     A. Each party shall, at any time and from time to time, at the request of the other party, upon not less than five (5) days' notice, if given in person, or ten (10) days' notice, if given by mail, execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

     B. At the request of either party, Owner and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the obligations or provisions of this Lease. The parties agree that this Lease shall not be recorded. The Tenant agrees that Tenant shall not record this Lease.

                                   ARTICLE 41

                     INDEMNIFICATION AND LIABILITY OF OWNER

     A. Tenant shall indemnify and save harmless Owner and its agents against and from (a) any and all claims (i) arising from (x) the conduct of business in or management (other than by Owner) of the Demised Premises or (y) any work or thing whatsoever done, or any condition created (other than by Owner) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises pursuant to this Lease, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its [UNINTELLIGABLE] or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Owner by reason of any such claim, Tenant, upon notice from Owner, shall resist and defend such action or proceeding by counsel chosen by Tenant who shall be reasonably satisfactory to Owner. Tenant or its counsel shall keep Owner fully apprised at all times of the status of such defense. Counsel for Tenant's insurer shall be deemed satisfactory to Owner.

     B. Tenant shall look only to Owner's Fee interest in the Land and Building (or the proceeds thereof) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Owner in the event of any default by Owner under this Lease, and no other property or other assets of Owner shall be subject to levy, execution or other enforcement, procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 42

                 ESCALATION FOR INCREASES IN REAL ESTATE TAXES

     A. The terms defined below shall for the purposes of this Lease have the meanings herein specified:

          (1) "Taxes" shall mean all real estate taxes and assessments, special or otherwise levied, assessed or imposed by the Town of Hempstead, County of Nassau, all school and water districts, and all other taxing authorities upon or with respect to the land on which the Building is erected (the "Land") and the Building. Penalties and interest on Taxes, and income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from the term Taxes for the purposes hereof. However, if and to the extent that, due to a change in the method of assessment or taxation, any franchise, capital stock, capital rents, income, profits or other tax or charge shall be substituted for the Taxes now or hereafter imposed upon said Land and the Building, such franchise, capital stock, capital rents, income, profits or other tax or charge, computed as if Owner owned or operated no property other than said Land and the Building, shall be deemed included in the term Taxes for the purposes hereof.

          (2) "Tax Year" shall mean a fiscal or calendar year for which Taxes shall be imposed and falling partly or wholly within the term of this Lease.

          (3) "Base Tax" shall mean the Taxes for the period October 1, 1993 through September 30, 1994.

          (4) "Tenant's Proportionate Share" shall be deemed to be 3.478%.

     B. If the Taxes at any time during the term of this Lease shall be greater than the Base Tax, whether by reason of an increase in the tax rate or in the assessed valuation, Tenant shall pay as additional rent for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base tax (which amount is

       Base year for taxes is October 1, 1993 through September 30, 1994.

hereinafter called the "Tax Payment"). "Should this Lease terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after the Expiration Date." Tenant's obligation to pay such additional rent and Owner's obligation to refund pursuant to Part C below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment, shall be paid, the amount of Owner's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

     C. Owner shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Owner in its sole judgment considers proper. If Owner shall receive a refund for any Tax Year for which a tax Payment shall have been made by Tenant pursuant to Part B above, Owner shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund and of any interest received thereon after deducting from such refund and interest the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund. If the assessment to the Base Tax Year shall be reduced from the amount originally imposed after Owner shall have rendered a comparative originally imposed after Owner shall have rendered a comparative statement (as provided in Part D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall not be adjusted in accordance with such change and Tenant, on Owner's demand, shall pay any increase in additional rent resulting from such adjustment.

     D. At any time during a tax Year after the Taxes for such Tax Year become known Owner may, or else with reasonable promptness after the end of each Tax Year Owner shall, render to Tenant a comparative statement showing the amount of the Base Tax, the amount of the Taxes for such Tax Year and the Tax Payment, if any, due from Tenant for such Tax Year, indicating thereon in reasonable detail the computation of such Tax Payment. The Tax Payment shown on such comparative statement may, be payable in semi-annual installments. Tenant shall pay the amount of the Tax Payment shown on such comparative statement (or the balance or a proportionate installment thereon, if only a installment is involved) concurrently with the installment of fixed rent then due or next due, or if such statement shall be rendered at or after the termination of this Lease within 30 days after such rendition. Whenever so requested, but not more often than once a year, Owner will furnish Tenant with a reproduced copy of the bill (or receipted bill) for the Taxes for the current or next preceding Tax Year.

     E. In no event shall the fixed annual rent payable under this Lease (exclusive of the additional rents payable under this paragraph 42) be reduced.

     F. If the term of this Lease expires on a day other than the last day of a Tax Year, rental increases pursuant to subparagraph (B) above shall be pro-rated as of said expiration date. The provisions of this paragraph 42 shall survive the expiration or termination of this Lease.

     G. In the event of a taking, pursuant to the power of eminent domain, of a portion of the Building under such circumstances as shall not result in a termination of this Lease, then from and after the date of such taking (i) the Base Tax Amount shall be deemed reduced in proportion to the reduction in the number of square feet of rental space in the Building resulting from such taking.

     I. Tenant acknowledges and agrees that the Owner is or may be accorded certain real estate tax abatement advantages pursuant to Section 485-b of the Real Property Tax Law (1976 Law of New York, Chapter 278) or any other State and Local Laws, and Tenant shall not derive or share in the benefit of any such real estate tax abatement, which savings shall inure solely to the benefit of Owner. Any such abatement shall not affect the Base Tax set forth in subparagraph A (3) above.

     J. It is agreed between the parties hereto that in addition to the items of additional rent specified herein, the Tenant will pay all increases in taxes which may be attributable to additions or improvements to the Demised Premises made by the Tenant, or on the Tenant's behalf. Payments of these items of Taxes shall be made by the Owner and reimbursed by the Tenant to the Owner no later than fifteen (15) days prior to the date the same are due and payable to the appropriate taxing authorities.

     K. Special Assessment for Improvements. Tenant shall pay to Owner as additional rent, within thirty (30) days after the same shall be paid by Owner, an amount equal to 3.478% of any assessment or installment thereof for public betterments or improvements which may be levied from the date of execution of this Lease upon "the Land and/or Building." Owner shall take the benefit of the provisions of any statue or ordinance permitting any such assessment to be paid over a period of time and Tenant shall be obligated to pay only the said percentage of the installments of any such assessments, together with interest thereon which shall become due and paid during the term of this Lease and any extension thereof.

                                   ARTICLE 44

                           ASSIGNMENT AND SUBLETTING

     Notwithstanding the provisions of Article 11 and in modification and amplification thereof:

     A. If Tenant shall desire to assign this Lease or to sublet the Demised Premises as a whole or in part, Tenant shall submit to Owner a written request for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the Demised Premises; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant. Owner may then, by notice to such effect given to Tenant within 30 days after receipt of Tenant's request for consent and of such further information as Owner may reasonably request pursuant to clause (v) above, terminate this Lease on a date to be specified in said notice (the "Termination Date") which shall be not earlier than one day before the effective date of the proposed assignment or subletting or later than sixty-one (61) days after said effective date. Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the term of this Lease shall end on the Termination Date as if that were the Expiration Date and Tenant shall be released from any further liability hereunder. Owner shall be free to, and shall have no liability to Tenant if Owner should, Lease the Demised Premises to Tenant's prospective assignee or subtenant. Notwithstanding anything contained herein to the contrary, Landlord shall not have the right to terminate this Lease in the event of Tenant's subletting of a portion of the Demised Premises.

     B. If Owner shall not exercise its option to terminate this Lease pursuant to Part A above, Owner shall not unreasonably withhold or delay its consent to the proposed assignment or subletting referred to in Tenant's notice given pursuant to said Part A, provided that the following further conditions shall be fulfilled.

          (1) The Demised Premises shall not have been listed or otherwise publicly advertised for assignment or subletting, without Owner's prior written consent at a rental rate less than the rate of fixed rent and additional rent than payable hereunder for such space. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease at a lower rental rate, if and only if Tenant shall first have offered to sublet the space involved to Owner for the same rents and term by notice given with or after Tenant's request for consent to the subletting. Owner may accept said offer within thirty (30) days from receipt of the request for consent to the proposed subletting or twenty
     (20) days after receipt of the offer, whichever is later.

          (2) Tenant shall not then be in default hereunder after notice and the expiration of any applicable grace period.

          (3) In case of subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Owner in each instance.

          (4) No subletting shall end later than one day before the Expiration Date of this Lease or shall be for a term of less than two (2) years unless it ends not more than one (1) month before the Expiration Date.

     C. Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this lease should be terminated prior to the Expiration Date or if Owner shall succeed to Tenant's estate in the Demised Premises, then at Owner's election the subtenant shall attorn to and recognize Owner as the subtenant's Owner under the sublease and the subtenant shall promptly execute and deliver any instruction Owner may reasonably request to evidence such attornment.

     D. Tenant shall furnish Owner with a duplicate original of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be in violation by Tenant. Tenant shall pay Owner on demand any expense which Owner may reasonably be required to incur in acting upon any request for consent to assignment or subletting pursuant to this Article not to exceed $500 in the aggregate.

     E. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

     F. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this Lease shall be binding upon Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall no release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

                                   ARTICLE 45

                                   INSURANCE

     A. Tenant shall provide and keep in full force for the benefit of Owner and Tenant jointly and severally comprehensive general public liability policies in insurance companies licensed to do business in New York State and in standard form, protecting Owner and Tenant jointly and severally, such public liability to be in the amount of not less than a combined single limit of One Million ($1,000,000) Dollars in respect to injury to one or more than one person arising out of any one accident or disaster and with respect to property damage. Such general liability insurance shall cover the entire Demised Premises. Tenant shall deliver certificates of such insurance to Owner at the beginning of the term of this Lease and thereafter, not less than fifteen (15) days prior to the expiration of any such policies.

     B. Tenant shall also maintain at its own cost and expense and as additional rent vandalism and malicious mishief insurance, if available, and sprinkler leakage insurance in an amount sufficient for the Demised Premises.

     C. In the event that Tenant shall fail promptly to furnish any insurance herein required, Owner may effect the same and pay the premium therefor for a period not exceeding one (1) year, and the premium so paid by Owner shall be payable by Tenant as additional rent on demand.

     D. All insurance provided by Tenant as required of Tenant by this Article 45 shall be carried in favor of Owner and Tenant and other parties to instruments to which this Lease is subordinate, as their respective interests may appear, in insurance companies licensed to do business in New York and in such form as shall be satisfactory to Owner and shall comply with the requirements of any such instruments. All policies shall provide that loss, if any, payable thereunder shall be payable to Owner and Tenant and to the other parties to instruments to which this Lease is subordinate as their respective interests may appear.

     E. At least ten (10) days prior to the expiration of each policy which Tenant is required to procure, Tenant shall deliver to Owner the Certificate for renewal insurance.

     F. Tenant and Owner shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Tenant and Owner shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

     G. Each policy required of Tenant (including renewal insurance) or certificate therefor issued by the insurer shall constitute an agreement by the insurer that such policy shall not be canceled or materially modified without at least ten (10) days prior written notice to Owner unless such policies are replaced by equal or better coverage and in no event shall such policies be canceled by tenant without Owner's prior written consent.

     H. Any insurance provided for in this Article 45 may be effected by a policy or policies of blanket insurance, provided, however, that the amount of the total insurance allocated to the Demised Premises or Building or Land shall be such as to furnish in protection the equivalent or separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease, except that no such policy shall be submitted to Owner less than thirty (30) days prior to the expiration of an existing policy. In any such case it shall not be necessary to deliver the original of any such blanket policy to Owner, but Owner shall be furnished with a certificate or duplicate of such policy acceptable to Owner.

     I. The Owner and the Tenant and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance on the Demised Premises, or covered by insurance in connection with property on or activities conducted on the Demised Premises, regardless of the cause of the damage or loss. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Such clauses shall be obtained by the parties whenever possible.

     J. In the event, however, that any such increase in premiums shall be due to any act or omission to act of the Tenant, other than Tenant's mere use of the Premises as Executive Offices and as permitted herein, Tenant shall pay the entire amount of such increase. Conversely, if any such increase is due to any act or omission to act of any other Tenant in the Building, Tenant shall not be required to pay any portion of such increase.

                                   ARTICLE 46

                                  RENT CONTROL

     If at the commencement of, or at any time(s) during the term of this Lease, the rent(s) reserved in this Lease shall not be fully [UNINTELLIGABLE], State, County or local law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and may be legally permissible to permit Owner to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Owner, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant to Owner during the period(s) such legal rent restriction was in effect.

                                   ARTICLE 47

                                     BROKER

     Landlord and Tenant represent that they have dealt with no broker in connection with the negotiation of this Lease and that insofar as each is aware, no broker was responsible for or participated in the procurement of this Lease. Each shall indemnify and hold the other harmless from and against any claims for broker's commissions or similar compensation brought by any party by reason of a breach of the indemnifying party's representations.

                                   ARTICLE 48

                           PREPARATION FOR OCCUPANCY

     A. The Demised Premises shall be altered or initially prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit "D". The facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Owner at its expense are hereinafter and in Exhibit "D" referred to as "Owner's Work". Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's occupancy, commonly called "finishing trades work", are hereinafter and in Exhibit "D" called "Tenant's Work." Owner shall afford Tenant and its employees, agents and contractors access to the Demised Premises, at reasonable times and at Tenant's sole risk and expense, for the purposes of inspecting and verifying the performance of Owner's Work and of making preparations for and performing or inspecting and verifying the performance of Tenant's Work. Such access for such purposes shall not be deemed to constitute possession or occupancy accelerating the Commencement Date or Tenant's obligation to pay rent under this Lease. If and to the extent that Tenant's Work is not performed by Owner for Tenant's account, Tenant and its contractors shall be entitled to such rights, privileges and immunities, and shall be subject to such obligations, restrictions and reservations, with respect to the performance of Tenant's Work as may be provided in Exhibit "D" with respect thereto.

     B. Owner shall perform the Owner's Work in accordance with Exhibit "D", provided, however, that Owner shall have the right to make any changes required by any governmental department or bureau having jurisdiction of the Demised Premises. Said work shall be performed by Owner only once, it being understood that Owner's obligation to perform the work is a single non-recurring obligation.

     C. If Tenant shall request that Owner perform any additional work, or provide additional materials or installations either in preparation for initial occupancy or during the term of this Lease, Owner agrees to perform such work at cost, without charge for overhead, supervisory fees or the like.

                                   ARTICLE 49

        READINESS FOR OCCUPANCY AND COMMENCEMENT AND EXPIRATION OF TERM

     A. The Demised Premises shall be deemed ready for occupancy when Owner shall have substantially completed Owner's Work in the Demised Premises and shall have given notice to Tenant to such effect. Owner's Work in the Demised Premises shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises.

                                  ARTICLE 48A

     Tenant is permitted to place their own sign in the existing stantion of on the front lawn of The Towers.

                                   ARTICLE 50

                                  COMMON AREAS

     A. All common areas and other common facilities (hereinafter collectively called "common area") made available by Owner in or about the Land and Building shall be subject to the exclusive control and management of Owner, expressly reserving to Owner, without limitation, the right to erect and install within or upon the Building or the parking areas, planters, pools, sculpture, free-standing buildings, additional stories to buildings, or otherwise. Common areas (as initially constructed or as the same may be enlarged or reduced at any time thereafter) shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Owner for common and joint use and benefit of Owner, the Tenant and other Tenants and occupants of the Building, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, which may include (but shall not be deemed a representation as to their availability) the sidewalks, parking areas, access roads, driveways, landscaped areas, courts, stairs, ramps, elevators, escalators, comfort and first aid stations and public washrooms. Owner hereby expressly reserves the right from time to time, to construct, maintain and operate lighting and other facilities, equipment and signs on all of said common areas; to police the same; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of said common areas; to build multi-story parking facilities; to restrict parking by Tenants and other occupants of the Building and their employees, agents, subtenants, concessionaires and licensees; to close temporarily all or any portion of the common areas for the purpose of making repairs or changes thereto and to discourage non-customer parking, and to establish, modify and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof. Owner shall operate, manage, equip, light and maintain the common areas in such manner as Owner may from time to time determine, and Owner shall have the right and exclusive authority to employ and discharge all personnel with respect thereto. Tenant is hereby given a non-exclusive license to use, during the term hereof, the common areas as they may now or at any time during the term exist, provided, however, that if the size, location or arrangement or such common areas of the type of facilities at any time forming a part thereof be enhanced or diminished, Owner shall not be subject to any liability therefor, not shall Tenant be entitled to any compensation or diminution or abatement of rent therefor, nor shall such change or diminution of such areas be deemed a constructive or actual eviction. Owner reserves the right to grant to third persons the non-exclusive right to cross over and use in common with Owner and all Tenants of the Building the common areas as designated from time to time by Owner. In order to establish that the Building and any portion thereof is and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights to any person or the public therein, Owner hereby reserves the unrestricted right to close any portion of the common areas located outside the Building owned, leased or controlled by Owner to the general public for one (1) day in each calendar year, and, in connection therewith, to seal off all entrances to such common areas, or any portion thereof.

     B. Tenant shall have the non-exclusive right to use in common with Owner and other Tenants of the Building and their employees and invitees and parking area provided by Owner for the parking of passenger automobiles. Owner may issue parking permits, install a gate system, and impose any other system as Owner deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall comply with such rules and regulations for use of the parking are as Owner may from time to time prescribe. Owner shall not be responsible for any damage or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Owner agrees that Tenant may park up to fifty-five (55) cars on a non-exclusive basis.

                                   ARTICLE 51

                               OWNER'S LIABILITY

     If Owner or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations) such individual shall be under no personal liability with respect to any of the provisions of this Lease, and if such individual is in breach or default with respect to its obligations under this Lease, Tenant shall look solely to the equity of such individual in the Land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Owner or against any partner, employee or agent of Owner by reason of such default by Owner.

                                   ARTICLE 53

                                     SIGNS

     Except as provided in Article 48a hereof, Tenant shall have no right to affix any sign to the Demised Premises, or to any part of the public corridors, or to any other part of the building until the sign has been approved by Owner which approval shall not be unreasonably withheld or delayed, as identical or harmonious with Owner's criteria for color, type, size and design of all signs in the Building. Owner shall have the right to remove any sign affixed by Tenant prior to such approval. Tenant shall otherwise strictly comply with the requirement of Regulation 5.

                                   ARTICLE 54

                               PARTNERSHIP TENANT

     If Tenant is a partnership (or is comprised of two (2) or more persons, individually or as co-partners of a partnership) or if Tenant's interest is in Lease shall be validly assigned to a partnership or to two (2) or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this paragraph as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this Lease which may hereafter be made and by any notices demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands requests, or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, and upon demand of Owner, shall cause each such new partner to execute and deliver to Owner an agreement in form satisfactory to Owner, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Owner's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Owner shall vitiate the provisions of the subdivision (iv) of this paragraph).

                                   ARTICLE 55

                                 EFFECTIVENESS

     This Lease shall not be binding upon Owner until a copy or counterpart hereof shall have been executed and delivered by Owner.

                                   ARTICLE 56

                        RE-ARRANGEMENT OF TENANT'S SPACE

                             Intentionally Omitted

                                   ARTICLE 57

                                   CONCESSION

     Notwithstanding anything contained herein to the contrary, Landlord agrees that Tenant may occupy the demised premises for the period from and after the execution hereof through September 30, 1993 without the obligation to pay any rent for such period provided, however, that such occupancy shall be under all of the terms and provisions of this Lease except the covenant to pay any rent to Landlord during said period. It is understood that rent commences October 1, 1993.

                                   ARTICLE 58

                                OPTION TO RENEW

     (a) Tenant shall have the option to extend the term of this Lease for an additional five (5) year term to commence on October 1, 1998 and to end on September 30, 2003 (the "Extended Term").

     (b) The annual rent, including electricity, during the extended term shall be as follows:

          (i) From October 1, 1998 to September 30, 1999 - $152,568 per annum;

          (ii) From October 1, 1999 to September 30, 2000 - $157,784 per annum;

          (iii) From October 1, 2000 to September 30, 2001 - $163,000 per annum;

          (iv) From October 1, 2001 to September 30, 2002 - $168,216 per annum;

          (v) From October 1, 2002 to September 30, 2003 - $173,432 per annum.

     (c) The Base Year for taxes under Article 42 during the Extended Term shall be the Taxes levied during the period October 1, 1998 through September 30, 1999.

     (d) The option to extend the Lease must be exercised by Tenant by written notice to Landlord given no later than April 1, 1998. With the exception of the change in rent and Base Year for taxes, all other terms and conditions of the Lease will remain in effect during the Extended Term.

                                   ARTICLE 59

                                   BANKRUPTCY

     Notwithstanding any provision of Article 16 to the contrary, Landlord may not cancel this Lease if:

     (a) rent is being paid;

     (b) in the event of an involuntary proceeding commenced against Tenant, Tenant has caused the dismissal of such proceeding within ninety (90) days.

                                   ARTICLE 60

                               DIRECTORY LISTINGS

     Tenant shall be entitled to as many listings in the Building's lobby directory as tenant shall require, not to exceed twenty (20) listings.

                                   ARTICLE 61

                           ELECTRICITY - DIRECT METER

     Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the option to purchase electricity directly from the public utility serving the Building, by notifying Landlord of its election to do so by April 30, 1994. If Tenant exercises said option, Tenant, at its cost, shall cause a separate meter to be installed to measure Tenant's consumption and such electricity may be furnished to Tenant by means of the then existing building system feeders, risers and wiring. Thereafter, Tenant shall pay directly to said public utility for electrical consumption at the demised premises, inclusive of air-conditioning, and the fixed rent payable under this Lease shall be reduced by the amount then included for the cost of electricity pursuant to this Article and Tenant shall have no further obligation to make payments pursuant to Article 64 (e).

                                   ARTICLE 62

                           ASSIGNMENT AND SUBLETTING

     (a) Notwithstanding anything to the contrary contained herein, Tenant shall have the privilege without the consent of Landlord and without Landlord having the right granted in Article 44 hereof to terminate this Lease, to assign its interest in this Lease or to sublet all or a portion of the Demised Premises to one or more corporations or one or more entities which shall (1) control, (2) be under the control of, or (3) be under common control with Tenant (the term "control" as used herein shall be deemed to mean direct or indirect ownership of 50% or more of the outstanding voting stock of a corporation, or other majority equity and controlling interest if tenant is not a corporation or the possession of power to direct or cause the direction of the management and policy of such entity) (any such entity being a "Related Entity").

     (b) In addition, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease to a purchaser of all or substantially all of Tenant's assets or to any corporation which is a successor to Tenant by merger or consolidation.

     (c) Tenant may sublet all or any portion of the Demised Premises with the Landlord's consent, such consent not to be unreasonably withheld or delayed.

     (d) Tenant shall deliver to Landlord either (x) a duplicate original instrument of assignment duly executed by the assignee, in which such assignee shall assume observance and performance of, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, or (y) a duplicate original sublease duly executed by Tenant and any such subtenant.

                                   ARTICLE 63

     In lieu of Article 43 there shall be an increase of $1.00/sq. ft. annually and cumulatively (i.e., Year one $24.25/sq. ft., Year two $25.25/sq. ft., Year three $26.25/sq. ft., Year four $27.25/sq. ft./ Year five $28.25/sq. ft.). Base rent inclusive of electricity, but subject to the provisions of Articles 38 and 61 hereof, shall be as follows:

     Year one - October 1, 1993- September 30, 1994 - $126,488 per annum

     Year two - October 1, 1994 - September 30, 1995 - $131,704 per annum

     Year three - October 1, 1995 - September 30, 1996 - $136,920 per annum

     Year four - October 1, 1996 - September 30, 1997 - $142,136 per annum

     Year five -October 1, 1997 - September 30, 1998 - $147, 352 per annum

                                   ARTICLE 64

                                LANDLORD'S WORK

     Landlord will perform the following work at Landlord's sole cost and expense ("Landlord's Work"):

     (a) Landlord shall install carpet from Landlord's samples at a maximum cost of $10.00 per square yard including vinyl base. If Tenant does not desire to use such carpet, Tenant may (i) receive a credit form Landlord equal to $10.00 per square yard (based on 4173 useable square feet) or (ii) purchase more expensive carpet and be responsible for the cost in excess of $10.00 per square yard (based on 4,173 useable square feet).

     (b) Landlord shall paint the entire Demised Premises (2 coats) in color chosen by Tenant.

     (c) Landlord shall install new ceiling tile throughout the Demised Premises and clean lenses or install new lenses (where necessary).

     (d) Landlord will cause the removal of partitions as shall be requested by Tenant; Landlord will be responsible for labor cost and Tenant shall pay for carting.

     (e) Landlord shall pay for the installation of an auxiliary air condition (at least 12 tons) for the Demised Premises. Said auxiliary unit shall be on a separate switch with a clock. Tenant shall pay $12.00/hr. to Landlord for actual usage of said unit, unless Tenant purchases electricity directly from the utility serving the Building.

     (f) Landlord's Work shall be completed within thirty days after the date hereof. If Landlord's Work shall not be completed by such date (unless such delay has been caused by Tenant), Tenant's rent concession period as herein provided shall be extended for a similar length of time.

                                   ARTICLE 65

     Landlord shall deliver the Demised Premises in compliance with all local laws and codes and free of all violations and conditions which would constitute violations. Landlord represents that the Demised Premises are entirely free of asbestos.

                                        OWNER:

                                        THE TOWERS

                                        By: [unintelligible]
                                           --------------------

                                        TENANT:

                                        GKN SECURITIES CORP.

                                        By: [unintelligible]
                                           --------------------

EXHIBIT C

CLEANING AND JANITORIAL SERVICE

I. OFFICE AREA

     A. Daily: (Monday through Friday, inclusive, holidays excepted.)

          1. Empty all waste receptacles and return to proper locations.
          2. Sweep and dust mop all uncarpeted areas.
          3. Vacuum all rugs and carpeted areas.
          4. Dust all horizontal surfaces of furniture and equipment within normal reach.
          5. Clean and sanitize all drinking fountains and water coolers.
          6. Remove fingermarks from glass doors.
          7. Wipe clean all brass and other metal surfaces within normal reach.

     B. Monthly:

          1. Remove all fingermarks from doors, door jambs, and light switches.
          2. Spray buff tile floor areas, where needed.

     C. Quarterly:

          1. Dust all pictures, frames, chart boards and similar wall hangings.

II. LAVATORIES

     A. Daily:

          1. Sweep and mop floors.
          2. Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures.
          3. Clean all mirrors and shelves.
          4. Refill towel dispensers, tissue holders; materials to be furnished by Owner.
          5. Empty paper tower receptacles.
          6. Dust all partitions.

     B. Monthly:

          1. Wash all partitions, dispensers, and splash areas.
          2. Dust all light fixtures and ventilation grilles.

     C. Quarterly:

          Wash all tile walls.

Tenant requiring services in excess of those described above shall request the same through Owner, at Tenant's expense.